Exhibit 99.1

2Q 2019

SmartFinancial Announces Earnings with Second Quarter 2019 Net Income of $9.1 million

Performance Highlights for Second Quarter of 2019

•	Return on average assets of 1.56 percent and net operating return on average assets (Non-GAAP) of 0.96%

•	Asset quality was outstanding with nonperforming assets of 0.17%

•	Recorded $6.4 million merger termination fee

•	Noninterest income to average assets of 1.44%, excluding merger termination fee, amounted to 0.35%

•	Noninterest-bearing demand deposit growth of 34.28% annualized

•	Completed departmental restructuring initiatives

KNOXVILLE, TN - July 24, 2019 - SmartFinancial, Inc. ("SmartFinancial"; NASDAQ: SMBK), today announced net income of $9.1 million for the second quarter of 2019, compared to $3.9 million for the second quarter of 2018. Diluted net income per share was $0.65 for the second quarter of 2019, compared to $0.32 during the second quarter of 2018. Net operating earnings (Non-GAAP), which excludes securities gains, merger termination fee and merger related and restructuring expenses, totaled $5.6 million in the second quarter of 2019 compared to $4.8 million in the second quarter of 2018.

Billy Carroll, President & CEO, stated: "This was a very solid quarter for our company.  We took advantage of a very positive earnings event, restructured our finance team and centralized our deposit operations, while showing strong core deposit growth and nice core earnings.  We are positioned well to continue building on our strong foundation."

SmartFinancial's Chairman, Miller Welborn, concluded: "I am very proud of where the bank is at the halfway mark of 2019. We are on track and executing our strategic plan. Our team has truly gelled and we are very excited about what the second half of the year holds as we continue to build value for our stakeholders."

Second Quarter 2019 compared to First Quarter 2019

Net income increased $4.4 million to $9.1 million for the second quarter of 2019, compared to $4.7 million for the first quarter of 2019 primarily due to a $6.4 million fee received in connection with the merger termination with Entegra Financial Corp. Diluted net income per share was $0.65 for the second quarter of 2019, compared to $0.34 during the first quarter of 2019. Net operating earnings (Non-GAAP) totaled $5.6 million in the second quarter of 2019 compared to $5.5 million in the previous quarter.

Net interest income for the second quarter of 2019 was $20.8 million, a decrease from $21.0 million for the first quarter of 2019. The tax equivalent net interest margin was 3.94% for the second quarter of 2019 compared to 4.10% for the first quarter of 2019. The tax equivalent average yield on interest-earning assets was 5.17% for the second quarter of 2019, a decrease from 5.25% for the first quarter of 2019, while the yield on interest-bearing liabilities increased to 1.54% for the second quarter of 2019 from 1.45% for the first quarter of 2019.

The yield on average loans was 5.53% for the second quarter of 2019 compared to 5.62% for the first quarter of 2019. The decrease in yield on average loans was due to lower discount accretion on acquired loans (30 basis points in the second quarter versus 42 basis points in the first quarter). For the second quarter of 2019, the yield on average loans, excluding accretion, increased 3 basis points to 5.23% from the first quarter of 2019. The cost of average interest-bearing deposits increased to 1.42% for the second quarter of 2019 from 1.32% for the first quarter of 2019. The increase was driven primarily from the continued competition for deposits.

Provision for loan losses was $393 thousand in the second quarter of 2019, compared to $797 thousand in the first quarter of 2019. The decrease in provision was primarily due to the larger provision recorded in the prior quarter from higher organic loan growth.

The allowance for loan losses was $9.1 million, or 0.50% of total loans, as of June 30, 2019, compared to $8.7 million, or 0.47% of total loans, as of March 31, 2019.

Nonperforming loans as a percentage of total loans was 0.12% as of June 30, 2019, consistent with the 0.12% reported in the first quarter of 2019. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.17% as of June 30, 2019, compared to 0.18% as of March 31, 2019.

Noninterest income increased by $6.7 million to $8.4 million for the second quarter of 2019 compared to $1.7 million for the first quarter of 2019 primarily due to the $6.4 million merger termination fee, and to a lesser extent, increases in mortgage banking of $110 thousand and wealth revenue of $86 thousand. Noninterest income to average assets (excluding the $6.4 million merger termination fee) of .35% for the second quarter of 2019 increased from .30% in the first quarter of 2019.

Noninterest expense increased by $1.2 million to $16.8 million for the second quarter of 2019 compared to $15.6 million for the first quarter of 2019 including merger related and restructuring expenses of $1.8 million for the second quarter of 2019 compared to $923 thousand for the first quarter of 2019. Operating noninterest expense (excludes merger related and restructuring expenses) increased by $357 thousand to $15.0 million for the second quarter of 2019 compared to $14.6 million for the first quarter of 2019. This increase was primarily due to increases in personnel expense. Operating noninterest expense to average assets of 2.57% for the second quarter of 2019 decreased from 2.60% in the first quarter of 2019.

Income tax expense was $2.9 million in the second quarter of 2019 compared to $1.6 million in the first quarter of 2019. The overall effective tax rate was 24.1% for the second quarter of 2019 compared to 25.1% in the first quarter of 2019. The first quarter of 2019 included non-deductible merger related expenses which were subsequently deductible in the second quarter stemming from the acquisition termination.

Second Quarter 2019 compared to Second Quarter 2018

Net income increased by $5.2 million to $9.1 million for the second quarter of 2019 compared to $3.9 million for the second quarter of 2018 primarily due to $6.4 million fee received for the merger termination of Entegra Financial Corp and the operating effects of the Tennessee Bancshares, Inc. and Foothills Bancorp, Inc. acquisitions which were completed in the second and fourth quarters of 2018, respectively. Diluted net income per share was $0.65 for the second quarter of 2019, compared to $0.32 for the second quarter of 2018. Net operating earnings (Non-GAAP) totaled $5.6 million in the second quarter of 2019 compared to $4.8 million for the second quarter of 2018.

Net interest income for the second quarter of 2019 was $20.8 million, an increase from $19.5 million for the second quarter of 2018. The tax equivalent net interest margin was 3.94% for the second quarter of 2019 compared to 4.57% for the second quarter of 2018. The tax equivalent average yield on interest-earning assets was 5.17% for the second quarter of 2019 decreasing from 5.37% for the second quarter of 2018, while the yield on interest bearing liabilities increased to 1.54% for the second quarter of 2019 from 1.00% for the second quarter of 2018.

The yield on average loans was 5.53% for the second quarter of 2019 compared to 5.79% for the second quarter of 2018. The decrease in yield on average loans was primarily due to lower discount accretion on acquired loans (30 basis points in the second quarter of 2019 versus 68 basis points in the second quarter of 2018), offset by increases in yield of average loans of 12 basis points. For the second quarters of 2019 and 2018, the yield on average loans, excluding accretion, was 5.23% and 5.11%, respectively. The cost of average interest-bearing deposits increased to 1.42% for the second quarter of 2019 from 0.96% for the second quarter of 2018. This increase was due to increases in deposit rates from federal rate increases and increased competition.

Provision for loan losses was $393 thousand in the second quarter of 2019, compared to $617 thousand in the second quarter of 2018. The decrease in provision was primarily due to slower organic loan growth experienced during the second quarter of 2019 when compared to the second quarter of 2018. The allowance for loan losses was $9.1 million, or 0.50% of total loans, as of June 30, 2019, compared to $7.1 million, or 0.45% of total loans, as of June 30, 2018.

Nonperforming loans as a percentage of total loans was 0.12% as of June 30, 2019, a decrease from 0.14% in the prior year quarter. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.17% as of June 30, 2019, compared to 0.28% as of June 30, 2018.

Noninterest income increased by $6.8 million to $8.4 million for the second quarter of 2019 compared to $1.6 million for the second quarter of 2018 primarily due to the $6.4 million merger termination fee and to a lesser extent, increases in deposit services charges of $150 thousand, increases in mortgage banking of $71 thousand and wealth revenue of $112 thousand. Noninterest income to average assets (excluding the $6.4 million termination fee) of 0.35% for the second quarter of 2019 increased from 0.33% in the second quarter of 2018.

Noninterest expense increased by $1.5 million to $16.8 million for the second quarter of 2019 compared to $15.3 million for the second quarter of 2018 and included $1.8 million in merger related and restructuring expenses for the second quarter of 2019 compared to $1.1 million for the second quarter of 2018. Operating noninterest expense (excludes merger related and restructuring expenses) increased by $864 thousand to $15.0 million for the second quarter of 2019 compared to $14.1 million for the second quarter of 2018. This increase was primarily due to increases in personnel expense, as the second quarter of 2019 included the full effects of acquisitions completed during the prior reporting periods. Operating noninterest expense to average assets of 2.57% for the second quarter of 2019 decreased from 2.95% in the second quarter of 2018.

Income tax expense was $2.9 million in the second quarter of 2019 compared to $1.3 million in the second quarter of 2018. The overall effective tax rate was 24.1% for the second quarter of 2019 compared 24.8% for the second quarter of 2018.

Certain captions and amounts in the prior periods presented were reclassified to conform to the current presentation. Such reclassifications had no effect on net income or shareholders' equity.

Conference Call Information

SmartFinancial will to issue its earnings release for the second quarter of 2019 on Wednesday, July 24, 2019, and will host a conference call on Thursday, July 25, 2019 at 10:00 a.m. ET. To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 8611763. A replay of the conference call will be available through July 25, 2020, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10133629. Conference call materials (earnings release & conference call presentation) will be published on the company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile ), at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 29 branches across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll                        Ron Gorczynski
President & CEO                        Executive Vice President, Chief Financial Officer
(865) 868-0613 billy.carroll@smartbank.com        (865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611    kelley.fowler@smartbank.com

Non-GAAP Financial Matters
Statements included in this presentation include Non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) net operating earnings, (ii) net operating return on average assets, (iii) net operating return on average shareholder equity, (iv) return on average tangible common equity, (v) net operating return on average tangible common equity, (vi) operating efficiency ratio; (vii) tangible common equity; and (viii) average tangible common equity in its analysis of the company's performance. Net operating earnings excludes the following from net income: securities gains and losses, merger termination fee, merger related and restructuring expenses, the effect of the December, 2017 tax law change on deferred tax assets, tax benefit from director options previously exercised, and the income tax effect of adjustments. Net operating return on average equity is the annualized net operating earnings divided by average assets. Net operating return on average equity is the annualized net operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Net operating return on average tangible common equity is the annualized net operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets. Management believes that Non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under U.S. federal securities laws. These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk of litigation related to the termination of our agreement and plan of merger with Entegra Financial Corp. (the “Entegra Merger Agreement”) or the abandonment of the transactions that were contemplated by the Entegra Merger Agreement; (2) reputational risk resulting from the termination of the Entegra Merger Agreement; (3) potential changes to, or the risk that we may not be able to execute on, our business strategy as a result of the termination of the Entegra Merger Agreement; (4) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize, (5) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships, (6) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank, (7) changes in management’s plans for the future, (8) prevailing, or changes in, economic or political conditions, particularly in our market areas, (9) credit risk associated with our lending activities, (10) changes in interest rates, loan demand, real estate values, or competition, (11) changes in accounting principles, policies, or guidelines, (12) changes in applicable laws, rules, or regulations, and (13) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands except share and per share data)
	As of and for The Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Selected Performance Ratios (Annualized)
Return on average assets	1.56%	0.84%	1.17%	0.85%	0.82%
Return on average shareholder equity	12.34%	6.71%	9.44%	6.86%	6.76%
Return on average tangible common equity (Non-GAAP)¹	16.78%	9.26%	13.09%	9.45%	8.96%
Noninterest income / average assets	1.44%	0.30%	0.31%	0.36%	0.33%
Noninterest expense / average assets	2.88%	2.77%	2.84%	2.90%	3.15%
Efficiency ratio	57.53%	68.65%	67.71%	71.33%	72.34%
Net operating return on average assets (Non-GAAP)¹	0.96%	0.98%	1.07%	0.98%	1.00%
Net operating return on average shareholder equity (Non-GAAP)¹	7.58%	7.81%	8.65%	7.88%	8.33%
Net operating return on average tangible common equity (Non-GAAP)¹	10.31%	10.79%	12.00%	10.84%	11.04%
Operating efficiency ratio (Non-GAAP)¹	65.56%	64.25%	61.72%	67.17%	66.92%
Yield on loans	5.53%	5.62%	5.81%	5.43%	5.79%
Yield on earning assets, FTE	5.17%	5.25%	5.36%	5.03%	5.37%
Cost of interest-bearing deposits	1.42%	1.32%	1.21%	1.11%	0.96%
Cost of total deposits	1.18%	1.10%	1.00%	0.91%	0.79%
Cost of interest-bearing liabilities	1.54%	1.45%	1.33%	1.15%	1.00%
Net interest margin, FTE	3.94%	4.10%	4.28%	4.11%	4.57%
Per Common Share
Net income, basic	$0.65	$0.34	$0.48	$0.34	$0.32
Net income, diluted	0.65	0.34	0.47	0.34	0.32
Net operating earnings, basic (Non-GAAP)¹	0.40	0.40	0.44	0.39	0.40
Net operating earnings, diluted (Non-GAAP)¹	0.40	0.39	0.43	0.39	0.39
Book value	21.47	20.82	20.31	19.74	19.48
Tangible book value (Non-GAAP)¹	15.86	15.18	14.64	14.38	14.09
Common shares outstanding	13,953	13,952	13,934	12,750	12,705

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
	As of and for The Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Composition of Loans
Commercial real estate
owner occupied	$415,502	$416,152	$372,030	$364,164	$360,294
non-owner occupied	464,160	472,790	487,997	401,922	385,570
Commercial real estate, total	879,662	888,942	860,027	766,086	745,864
Commercial & industrial	334,258	341,471	308,254	289,784	279,771
Construction & land development	204,731	187,009	187,895	165,906	179,431
Consumer real estate	406,357	410,981	407,254	350,422	355,876
Consumer and other	11,981	12,166	13,809	12,996	14,493
Total loans	$1,836,989	$1,840,569	$1,777,239	$1,585,194	$1,575,435

Asset Quality and Additional Loan Data
Nonperforming loans	$2,148	$2,282	$3,280	$2,686	$2,205
Other real estate owned	1,814	2,066	2,495	4,230	3,524
Total nonperforming assets	$3,962	$4,348	$5,775	$6,916	$5,729
Restructured loans not included in nonperforming loans	$62	$62	$116	$693	$660
Net charge-offs (recoveries) to average loans (annualized)	0.00%	0.08%	0.04%	0.06%	0.02%
Allowance for loan losses to loans	0.50%	0.47%	0.47%	0.45%	0.45%
Nonperforming loans to total loans, gross	0.12%	0.12%	0.18%	0.17%	0.14%
Nonperforming assets to total assets	0.17%	0.18%	0.25%	0.34%	0.28%
Acquisition accounting discounts on loans	18,571	19,954	21,528	19,500	20,748
Accretion income on acquired loans	1,374	1,881	2,755	1,208	2,583

Capital Ratios
Equity to Assets	12.53%	12.34%	12.44%	12.27%	12.00%
Tangible equity to tangible assets (Non-GAAP)	9.57%	9.31%	9.29%	9.25%	8.98%
Tangible common equity to tangible assets (Non-GAAP)	9.57%	9.31%	9.29%	9.25%	8.98%
SmartFinancial, Inc.:	Estimated[1]
Tier 1 leverage	9.92%	9.29%	9.47%	9.26%	9.82%
Common equity Tier 1	11.21%	10.61%	10.81%	10.88%	10.83%
Tier 1 capital	11.21%	10.61%	10.81%	10.88%	10.83%
Total capital	13.62%	13.01%	13.29%	13.57%	11.25%
SmartBank:	Estimated[1]
Tier 1 leverage	10.92%	10.96%	11.17%	10.55%	10.43%
Common equity Tier 1	12.34%	12.18%	12.31%	11.99%	11.41%
Tier 1 risk-based capital	12.34%	12.18%	12.31%	11.99%	11.41%
Total risk-based capital	12.80%	12.62%	12.74%	12.40%	11.83%

1 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
BALANCE SHEET
	Ending Balances
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Assets
Cash and cash equivalents	$199,534	$132,994	$115,822	$130,104	$170,235
Securities available-for-sale, at fair value	174,114	198,273	201,688	173,039	156,577
Other investments	12,905	12,398	11,499	10,736	8,273
Loans held for sale	4,087	2,103	1,979	4,038	4,948
Loans	1,832,902	1,838,466	1,775,260	1,581,155	1,570,487
Less: Allowance for loan losses	(9,097)	(8,704)	(8,275)	(7,156)	(7,074)
Loans, net	1,823,805	1,829,762	1,766,985	1,573,999	1,563,413
Premises and equipment, net	56,589	56,583	56,012	51,138	52,203
Other real estate owned	1,814	2,066	2,495	4,230	3,524
Goodwill and core deposit intangibles, net	78,348	78,690	79,034	68,254	68,449
Bank owned life insurance	24,695	24,540	24,381	22,088	21,944
Other assets	15,366	16,572	14,514	13,320	12,666
Total assets	$2,391,257	$2,353,981	$2,274,409	$2,050,946	$2,062,232

Liabilities
Deposits:
Noninterest-bearing demand	$357,220	$329,095	$319,861	$301,197	$301,318
Interest-bearing demand	333,705	331,629	311,482	267,146	246,942
Money market and savings	648,132	698,431	641,945	570,172	632,518
Time deposits	673,243	635,175	648,675	568,796	535,879
Total deposits	2,012,300	1,994,330	1,921,964	1,707,311	1,716,658
Securities sold under agreements to repurchase	8,219	7,070	11,756	16,786	18,635
FHLB & other borrowings	15,460	8,605	11,243	25,324	72,040
Subordinated debt	39,219	39,198	39,177	39,158	—
Other liabilities	16,447	14,297	7,258	10,724	7,413
Total liabilities	2,091,645	2,063,500	1,991,398	1,799,304	1,814,745
Shareholders' Equity
Common stock	13,953	13,952	13,934	12,750	12,705
Additional paid-in capital	232,386	232,241	231,852	208,999	208,513
Retained earnings	53,843	44,722	39,991	33,559	29,235
Accumulated other comprehensive loss	(571)	(434)	(2,765)	(3,666)	(2,966)
Total shareholders' equity	299,611	290,481	283,011	251,642	247,487
Total liabilities & shareholders' equity	$2,391,257	$2,353,981	$2,274,409	$2,050,946	$2,062,232

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands, except per share data)
INCOME STATEMENT
	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Interest income
Loans, including fees	$25,278	$24,975	$25,018	$21,572	$21,652
Securities available-for-sale:
Taxable	871	971	900	839	897
Tax-exempt	411	424	347	129	76
Federal funds sold and other earning assets	743	573	506	527	367
Total interest income	27,303	26,943	26,771	23,068	22,993
Interest expense
Deposits	5,788	5,251	4,680	3,969	3,238
Securities sold under agreements to repurchase	6	8	9	11	11
FHLB advances and other borrowings	117	103	51	209	207
Subordinated debt	590	584	584	19	—
Total interest expense	6,501	5,945	5,324	4,208	3,455
Net interest income	20,802	20,997	21,447	18,860	19,538
Provision for loan losses	393	797	1,329	302	617
Net interest income after provision for loan losses	20,409	20,200	20,117	18,558	18,921
Noninterest income
Service charges on deposit accounts	707	654	663	624	557
Gain (loss) on sale of securities, net	33	—	2	—	(1)
Mortgage banking	392	282	251	493	322
Interchange and debit card transaction fees	143	175	162	144	121
Other	7,140	587	601	570	579
Total noninterest income	8,415	1,698	1,680	1,831	1,577
Noninterest expense
Salaries and employee benefits	8,984	8,398	7,871	7,934	7,649
Occupancy and equipment	1,658	1,640	1,610	1,638	1,522
FDIC insurance	180	179	209	158	317
Other real estate and loan related expense	242	490	738	578	926
Advertising and marketing	259	295	246	228	215
Data processing	577	615	372	407	600
Professional services	489	662	707	727	587
Amortization of intangibles	342	344	312	248	229
Software as service contracts	568	567	577	507	492
Merger related and restructuring expenses	1,796	923	1,322	838	1,123
Other	1,714	1,467	1,696	1,496	1,613
Total noninterest expense	16,808	15,579	15,661	14,759	15,272
Income before income taxes	12,016	6,319	6,137	5,630	5,226
Income tax expense	2,895	1,588	(307)	1,305	1,295
Net income	$9,121	$4,731	$6,444	$4,325	$3,932
Earnings Per Common Share
Basic	$0.65	$0.34	$0.48	$0.34	$0.32
Diluted	0.65	0.34	0.47	0.34	0.32
Weighted average common shares outstanding
Basic	13,952	13,942	13,535	12,719	12,201
Diluted	14,047	14,018	13,617	12,818	12,320

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
YIELD ANALYSIS
	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets
Loans	$1,832,639	$25,278	5.53%	$1,802,014	$24,977	5.62%	$1,501,008	$21,654	5.79%
Taxable securities	136,859	871	2.55%	147,346	971	2.67%	149,169	898	2.41%
Tax-exempt securities	56,475	527	3.75%	53,492	537	4.07%	11,698	96	3.29%
Federal funds sold and other earning assets	102,253	743	2.91%	86,688	573	2.68%	56,287	368	2.62%
Total interest-earning assets	2,128,226	27,419	5.17%	2,089,540	27,058	5.25%	1,718,162	23,016	5.37%
Noninterest-earning assets	215,010			193,698			205,909
Total assets	$2,343,236			$2,283,238			$1,924,071

Liabilities and Stockholders’ Equity
Interest-bearing demand deposits	$329,556	$464	0.57%	$306,164	$474	0.63%	$244,208	$265	0.44%
Money market and savings deposits	673,502	2,272	1.35%	665,018	1,978	1.21%	597,353	1,418	0.95%
Time deposits	629,480	3,052	1.94%	637,767	2,799	1.78%	510,445	1,555	1.22%
Total interest-bearing deposits	1,632,538	5,788	1.42%	1,608,949	5,251	1.32%	1,352,006	3,238	0.96%
Securities sold under agreement to repurchase	7,249	6	0.33%	7,971	8	0.41%	15,643	11	0.28%
Federal funds purchased and other borrowings	16,436	117	2.87%	10,217	103	4.09%	22,780	206	3.63%
Subordinated debt	39,205	590	6.03%	39,184	584	6.04%	—	—
Total interest-bearing liabilities	1,695,428	6,501	1.54%	1,666,321	5,946	1.45%	1,390,429	3,455	1.00%
Noninterest-bearing deposits	336,871			320,134			283,413
Other liabilities	14,367			10,707			16,944
Total liabilities	2,046,666			1,997,162			1,690,786
Stockholders’ equity	296,570			286,076			233,285
Total liabilities and stockholders’ equity	$2,343,236			$2,283,238			$1,924,071

Net interest income, taxable equivalent		$20,918			$21,112			$19,561
Interest rate spread			3.63%			3.80%			4.38%
Tax equivalent net interest margin			3.94%			4.10%			4.57%

Percentage of average interest-earning assets to average interest-bearing liabilities			125.53%			125.40%			123.53%
Percentage of average equity to average assets			12.66%			12.53%			12.00%

1 Taxable equivalent

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
NON-GAAP RECONCILIATIONS	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Operating Earnings
Net income (GAAP)	$9,121	$4,731	$6,444	$4,324	$3,931
Securities (gains) losses	(33)	—	(2)	—	1
Merger termination fee	(6,400)	—	—	—	—
Merger related and restructuring expenses	1,796	923	1,322	838	1,123
Revaluation of deferred tax assets due to change in tax law	—	—	(1,600)	—	—
Income tax effect of adjustments	1,120	(145)	(256)	(196)	(211)
Net operating earnings (Non-GAAP)	$5,603	$5,509	$5,908	$4,966	$4,844
Net operating earnings per common share (Non-GAAP):
Basic	$0.40	$0.40	$0.44	$0.39	$0.40
Diluted	0.40	0.39	0.43	0.39	0.39

Non-GAAP Return Ratios
Net operating return on average assets (Non-GAAP)[1]	0.96%	0.98%	1.07%	0.98%	1.00%
Return on average tangible common equity (Non-GAAP)[2]	16.78%	9.26%	13.09%	9.45%	8.96%
Net operating return on average shareholder equity (Non-GAAP)[3]	7.58%	7.81%	8.65%	7.88%	8.33%
Net operating return on average tangible common equity (Non-GAAP)[4]	10.31%	10.79%	12.00%	10.84%	11.04%

Operating Efficiency Ratio
Efficiency ratio (GAAP)	57.53%	68.65%	67.71%	71.34%	72.31%
Adjustment for taxable equivalent yields	(0.50)%	(0.49)%	(0.45)%	(0.18)%	(0.11)%
Adjustment for securities gains (losses)	0.14%	—%	0.01%	—%	(0.01)%
Adjustment for merger related income and costs	8.39%	(3.91)%	(5.55)%	(3.99)%	(5.28)%
Operating efficiency ratio (Non-GAAP)	65.56%	64.25%	61.72%	67.17%	66.92%

Tangible Common Equity
Shareholders' equity (GAAP)	$299,611	$290,481	$283,011	$251,642	$247,487
Less goodwill and other intangible assets	78,348	78,690	79,034	68,254	68,449
Tangible common equity (Non-GAAP)	$221,264	$211,791	$203,977	$183,388	$179,036

Average Tangible Common Equity
Average shareholders' equity (GAAP)	$296,570	$286,076	$270,884	$250,063	$233,285
Less average goodwill and other intangible assets	78,564	78,913	75,547	68,389	57,251
Average tangible common equity (Non-GAAP)	$218,006	$207,163	$195,337	$181,674	$176,034

1 Net operating return on average assets (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average assets.
2 Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).
3 Net operating return on average equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average equity.
4 Net operating return on average tangible common equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).